                            ARTICLES OF INCORPORATION

                                       OF

                             CALTIRE ACQUISITION CO.


         The undersigned, being a natural person of full age and acting as the incorporator for the purpose of forming the business corporation hereinafter named pursuant to the provisions of the Corporations Code of the State of California, does hereby adopt the following articles of incorporation.

         FIRST: The name of the corporation (hereinafter referred to as the "corporation") is CalTire Acquisition Co.

         SECOND: The existence of the corporation is perpetual.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California, other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

         FOURTH: The name of the corporation's initial agent for service of process within the State of California in accordance with the provisions of subdivision (b) of Section 1502 of the Corporations Code of the State of California is Corporation Service Company which will do business in California as CSC-Lawyers Incorporating Service.

         FIFTH: The total number of shares which the corporation is authorized to issue is One Thousand (1,000), all of which are of one class and of a par value of $.01 each, and all of which are Common shares.

         The Board of Directors of the corporation may issue any or all of the aforesaid authorized shares of the corporation from time to time for such consideration as it shall determine and may determine from time to time the amount of such consideration, if any, to be credited to paid-in surplus.

         SIXTH: In the interim between meetings of shareholders held for the election of directors or for the removal of one or more directors and the election of the replacement or replacements thereat, any vacancy which results by reason of the removal of a director or directors by the shareholders entitled to vote in an election of directors, and which has not been filled by said shareholders, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by the sole remaining director, as the case may be.

         SEVENTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         EIGHTH: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

Signed on January 6, 1999.


                                     /s/ John W. Nurkin, Esq.
                                    ------------------------------------
                                    John W. Nurkin, Esq., Incorporator













                                                                          [seal]

                               AGREEMENT OF MERGER

         THIS AGREEMENT OF MERGER ("Agreement") is made as of February 5, 1999, by and among CalTire Acquisition Co., a California corporation ("CalTire"), CalTire Acquisition Co. #2, a California corporation ("CalTire2"), and California Tire Company, LLC, a California limited liability company ("CLLC").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of CalTire, the Board of Directors of CalTire2 and all of the members of CLLC have determined that it is advisable and in the best interests of such entities for CalTire2 and CLLC to be merged with and into CalTire (the "Merger") upon the terms and conditions set forth herein and in accordance with the California General Corporation Law and the California Limited Liability Company Act (CalTire, CalTire2 and CLLC are sometimes referred to herein, collectively, as the "Constituent Entities"); and

         WHEREAS, CalTire2 is a wholly-owned direct subsidiary of CalTire; and

         WHEREAS, the interest of CLLC is 99% owned by CalTire and 1% owned by CalTire2.

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 The Merger. Subject to the terms and conditions contained herein, at the Effective Time (as defined below), CalTire2 and CLLC (each a "Disappearing Entity" and, collectively, the "Disappearing Entities") will be merged with and into CalTire, with CalTire being the surviving corporation in the Merger (the "Surviving Corporation"). Upon the effectiveness of the Merger, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises of each Disappearing Entity, and all property (real, personal and mixed) and other assets (tangible and intangible) belonging to each Disappearing Entity shall be vested in the Surviving Corporation, and all such property, assets, rights, privileges, powers and franchises shall thereafter belong to the Surviving Corporation, and the title to any real estate vested by deed or otherwise in any Disappearing Entity shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of any Disappearing Entity shall be preserved unimpaired, and all debts, liabilities and duties of each Disappearing Entity shall, following the Merger, attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

         1.2 Consummation of the Merger. Promptly following and subject to the satisfaction of the conditions set forth in Article IV herein, the parties hereto shall cause a copy of this Agreement of Merger along with all necessary attachments to be filed with the Secretary of State of California in such form as required by, and executed in accordance with, the relevant provisions of the California General Corporation Law and the California Limited Liability Act. The Merger shall be effective upon the completion of such filing (the "Effective Time").

         1.3 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any further deeds, assignments, assurances or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of either Disappearing Entity acquired or to be acquired by reason, or as a result, of the Merger, each Disappearing Entity agrees that the Surviving Corporation and its officers shall execute and deliver all such deeds, assignments and assurances and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation, and the officers of the Surviving Corporation are fully authorized in the name of such Disappearing Entity or otherwise to take any and all such action.


                                   ARTICLE II
                            THE SURVIVING CORPORATION

         2.1 Articles of Incorporation. At and following the Effective Time, the Articles of Incorporation of CalTire shall continue to be the Articles of Incorporation of the Surviving Corporation until amended or repealed in accordance with the terms thereof and applicable law, subject to and amended by the following:

                  Article FIRST is amended to read, in its entirety, as follows:

                          "The name of the corporation (hereinafter referred to
                  as the "corporation") is California Tire Company."


         2.2 By-Laws. At and following the Effective Time, the By-Laws of CalTire shall continue to be the By-Laws of the Surviving Corporation until amended or repealed in accordance with the provisions thereof, the Articles of Incorporation of the Surviving Corporation and applicable law.

         2.3 Directors. At and following the Effective Time, the directors of CalTire shall continue to be the directors of the Surviving Corporation until their respective successors are duly elected and qualified in the manner provided in the By-Laws and the Articles of Incorporation of the Surviving Corporation and applicable law, or until their earlier resignation or removal.

         2.4 Officers. At and following the Effective Time, the officers of CalTire shall continue to be the officers of the Surviving Corporation until their successors are duly elected and qualified in the manner provided in the By-Laws and the Articles of Incorporation of the Surviving Corporation and applicable law, or until their earlier resignation or removal.

                                   ARTICLE III
                      CONVERSION AND CANCELLATION OF SHARES

         3.1 Conversion and Cancellation of Shares. At the Effective Time, by virtue of the Merger and without any further action on the part either of the Constituent Entities or any holder of any of the capital stock or any interest thereof:

                  (a) Each issued and outstanding share of CalTire2 Common Stock shall be canceled and all rights and privileges related thereto shall terminate, and no shares of the Surviving Corporation shall be issued in respect thereof.

                  (b) Each interest of CLLC shall be canceled and all rights and privileges related thereto shall terminate, and no shares of the Surviving Corporation shall be issued in respect thereof.

                  (c) Each issued and outstanding share of CalTire Common Stock shall remain outstanding after the Merger and shall not be affected thereby.


                                   ARTICLE IV
                              CONDITIONS TO CLOSING

         The obligations of each of CalTire2, CLLC, and CalTire to consummate the transactions contemplated by this Agreement are subject to the approval of the Merger at or before the Effective Time, by the affirmative vote or by the written consent, as required by law, of the holders of a majority of the outstanding shares of CalTire Common Stock, of the holders of a majority of the outstanding shares of CalTire2 Common Stock and of the holders of a majority in interest of the members of CLLC.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                       CalTire Acquisition Co.,
                                       a California corporation


                                       By:   /s/ Donald C. Roof
                                           ------------------------------
                                                 Donald C. Roof
                                                 Vice President


                                       By:   /s/ J. Michael Gaither
                                           --------------------------------
                                                 J. Michael Gaither
                                                 Secretary

                                       CalTire Acquisition Co. #2,
                                       a California corporation


                                       By:   /s/ Donald C. Roof
                                           --------------------------------
                                                 Donald C. Roof
                                                 Vice President


                                       By:   /s/ J. Michael Gaither
                                           --------------------------------
                                                 J. Michael Gaither
                                                 Secretary

                                       California Tire Company, LLC,
                                       a California limited liability company


                                       By:   /s/ J. Michael Gaither
                                           --------------------------------
                                                 J. Michael Gaither
                                                 Manager

                 CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER


Donald C. Roof and J. Michael Gaither state and certify that:

1. They are the Vice President and Secretary, respectively, of CalTire Acquisition Co., a California corporation.

2. The agreement of merger in the form attached was duly approved by the Board of Directors and shareholders of the corporation.

3. There is only one class of shares and the total number of outstanding shares is 1,000.

4. The shareholder percentage vote required for the aforesaid approval was any vote greater than 50 percent.

5. The principal terms of the merger agreement in the form attached were approved by the corporation by a vote of the number of shares which equaled or exceeded the vote required.

On the date set forth below, in the City of Charlotte in the State of North Carolina, each of the undersigned does hereby declare under the penalty of perjury under the laws of the State of California that he signed the foregoing certificate in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.

Signed on February 5, 1999.


                                                 /s/   Donald C. Roof
                                               ------------------------------
                                               Donald C. Roof, Vice President


                                                 /s/  J. Michael Gaither
                                               ------------------------------
                                               J. Michael Gaither, Secretary

                 CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER


Donald C. Roof and J. Michael Gaither state and certify that:

1. They are the Vice President and Secretary, respectively, of CalTire Acquisition Co. #2, a California corporation.

2. The agreement of merger in the form attached was duly approved by the Board of Directors and shareholders of the corporation.

3. There is only one class of shares and the total number of outstanding shares is 1,000.

4. The shareholder percentage vote required for the aforesaid approval was any vote greater than 50 percent.

6. The principal terms of the merger agreement in the form attached were approved by the corporation by a vote of the number of shares which equaled or exceeded the vote required.

On the date set forth below, in the City of Charlotte in the State of North Carolina, each of the undersigned does hereby declare under the penalty of perjury under the laws of the State of California that he signed the foregoing certificate in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.

Signed on February 5, 1999.


                                                 /s/   Donald C. Roof
                                               ------------------------------
                                               Donald C. Roof, Vice President


                                                 /s/ J. Michael Gaither
                                               ------------------------------
                                               J. Michael Gaither, Secretary

                                                          |
   [LOGO]                     STATE OF CALIFORNIA         |
                               SECRETARY OF STATE         |
                                   BILL JONES             |
                                                          |
                                                          |
   LIMITED LIABILITY COMPANY -- CERTIFICATE OF MERGER     |
 WHEN COMPLETING FORM, PLEASE TYPE OR PRINT IN BLACK INK. |
                                                          |
                                                          |
                                                          |

---------------------------------------------------------------------------------------------------------------
IMPORTANT -- READ THE INSTRUCTIONS ON THE BACK OF THIS FORM BEFORE COMPLETING      | THIS SPACE FOR FILING ONLY
---------------------------------------------------------------------------------------------------------------
                                |                     |                  |
1. Name of surviving entity:    |   2. Type of entity |  3. File number: |   4. Jurisdiction of organization:
   CalTire Acquisition Co.      |      Corporation    |     2129772      |      California
                                |                     |                  |
---------------------------------------------------------------------------------------------------------------
                                |                     |                  |
5. Name of disappearing entity: |   6. Type of entity |  7. File number: |   8. Jurisdiction of organization:
   California Tire Company, LLC |      LLC            |                  |      California
                                |                     |                  |
---------------------------------------------------------------------------------------------------------------

9. If a vote was required pursuant to Section 17551 or Section 1200 et seq., enter each class entitled to vote and the percentage of vote required:

                                                      |
                 Surviving Entity                     |                 Disappearing Entity
                 ----------------                     |                 -------------------
  Each class entitled        Percentage of vote       |    Each class entitled         Percentage of vote
        to vote                   required            |          to vote                    required
  -------------------        ------------------       |    -------------------        --------------------
        Common                greater than 50%        |    Membership interest        majority in interest
                                                      |
---------------------------------------------------------------------------------------------------------------

10. The principal terms of the agreement of merger were approved by a vote of the number of interests or shares of each clas that equaled or exceeded the vote required:
                                                                       / X / Yes          /  / No

---------------------------------------------------------------------------------------------------------------

11. Requisite changes to the information set forth in the articles of organization of the surviving limited liability company resulting from the merger. Attach additional pages if necessary:

              Not applicable

---------------------------------------------------------------------------------------------------------------

12. Principal business address of the surviving foreign limited liability company or other business entity:

    Address:  Not applicable

    City:                           State:                           Zip Code:

---------------------------------------------------------------------------------------------------------------

13. Other information required to be stated in the certificate of merger pursuant to the laws under which each constituent other business entity was organized. Attach additional pages if necessary.

              Not applicable

---------------------------------------------------------------------------------------------------------------

14. Future effective date, if any:                    |  15. Number of pages attached, if any:
                                                      |
              Not applicable                          |                                          1
                                                      |
---------------------------------------------------------------------------------------------------------------

15. I certify that the statements contained in this document are true and correct of my own knowledge. I declare that I am the person who is executing this instrument, which execution is my act and deed. Attach additional signature pages, if necessary.


    Donald C. Roof [signature]                               Donald C. Roof, Vice President
    --------------------------------------                   --------------------------------------
    Signature of authorized person for the                   Type or print name and title of person
    surviving entity                                         signing

    J. Michael Gaither [signature]                           J. Michael Gaither, Secretary
    --------------------------------------                   --------------------------------------
    Signature of authorized person for the                   Type or print name and title of person
    surviving entity                                         signing

    J. Michael Gaither [signature]                           J. Michael Gaither, Manager
    --------------------------------------                   --------------------------------------
    Signature of authorized person for the                   Type or print name and title of person
    surviving entity                                         signing


    --------------------------------------                   --------------------------------------
    Signature of authorized person for the                   Type or print name and title of person
    surviving entity                                         signing


                       ATTACHMENT TO CERTIFICATE OF MERGER

5a.      Name of disappearing entity:  CalTire Acquisition Co. #2

6a.      Type of entity:  Corporation

7a.      File number:

8a.      Jurisdiction of organization:  California


9a.                              Disappearing Entity

         Each class entitled to vote:             Percentage of vote required
         ----------------------------             ---------------------------
                  common                                greater than 50%



16a. I certify that the statements contained in this document are true and correct of my own knowledge. I declare that I am the person who is executing this instrument, which execution is my act and deed.


 /s/   Donald C. Roof                   /s/ Donald C. Roof, Vice President
------------------------------          -----------------------------------
Signature of authorized person          Type or print name and title
for the disappearing entity             of person signing


 /s/ J. Michael Gaither                 /s/ J. Michael Gaither, Secretary
------------------------------          -----------------------------------
Signature of authorized person          Type or print name and title
for the disappearing entity             of person signing